Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Bay Bancorp, Inc.

We consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 333-143104, 333-198197 and 333-205735) and Form S-3 (File No. 333-196568) of Bay Bancorp, Inc. of our report dated March 30, 2016, relating to the consolidated financial statements of Bay Bancorp, Inc. and subsidiary, which report appears in the Form 10-K of Bay Bancorp, Inc. for the year ended December 31, 2015.

/s/ Dixon Hughes Goodman LLP

Rockville, MD

March 30, 2016